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                                                                     EXHIBIT 3.2



                                   BYLAWS OF

                                 BANCTEC, INC.

                             A Delaware Corporation

                                   PREAMBLE

     These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware and the certificate of incorporation of BancTec, Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                             ARTICLE ONE: OFFICES

     1.1 Registered Office and Agent.  The registered office and registered
         ---------------------------
agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the off ice of the Secretary of State of the State of Delaware.

     1.2  Other Offices.  The Corporation may also have offices at such other
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places, both within and without the State of Delaware, as the board of directors may from time to time deter-mine or as the business of the Corporation may require.

                     ARTICLE TWO: MEETINGS OF SHAREHOLDERS

     2.1  Annual Meeting.  An annual meeting of shareholders of the Corporation
          --------------
shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in -a duly executed waiver of notice of such meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.2  Special Meeting.  A special meeting of the shareholders may be called
          ---------------
at any time by the Chairman of the Board, the President, the board of directors, or the holders of not less than 10% of all shares entitled to vote at such meeting or as otherwise provided by the certificate of incorporation A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of
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such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

     2.3  Place of Meetings.  An annual meeting of shareholders may be held at
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any place within or without the State of Delaware designated by the board of directors. A special meeting of shareholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

     2.4  Notice.  Written or printed notice stating the place, day, and time of
          ------
each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting.

     2.5  Voting List.  At least ten days before each meeting of shareholders,
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the Secretary or other officer of the Corporation who has charge of the
Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of shareholders entitled to vote thereat, arranged in alphabetical order and showing the address of each shareholder and number of shares registered in the name of each shareholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any shareholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any shareholder who is present.

     2.6  Quorum.  The holders of a majority of the outstanding shares entitled
          ------
to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the certificate of incorporation, or these bylaws. If a quorum shall not be present, in person or by

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proxy, at any meeting of shareholders, the shareholders entitled to vote thereat who are present, in person or by proxy, or, if no shareholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

     2.7  Required Vote; Withdrawal of Quorum.  When a quorum is present at any
          -----------------------------------
meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.8  Method of Voting; Proxies.  Except as otherwise provided in the
          --------------------------
certificate of incorporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of share holders. Elections of directors need not be by written ballot. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

     2.9  Record Date.  For the purpose of determining shareholders entitled to
          -----------
notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to any

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corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any~change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a date for any such determination of shareholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

          (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

          (d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     2.10 Conduct of Meeting.  The Chairman of the Board, if such office has
          ------------------
been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of shareholders. The Secretary shall keep the records of each meeting of shareholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting.

     2.11 Inspectors.  The board of directors may, in advance of any meeting of
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shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman

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of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

                            ARTICLE THREE: DIRECTORS

     3.1  Management.  The business and property of the Corporation shall be
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managed by the board of directors.  Subject to the restrictions imposed by law, the certificate of incorporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

     3.2  Number; Qualification; Election; Term.  The number of directors which
          -------------------------------------
shall constitute the entire board of directors shall be not less than one. The first board of directors shall consist of the number of directors named in the certificate of incorporation. Thereafter, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors or by resolution of the shareholders at the annual meeting thereof or at a special meeting thereof called for that purpose. Except as otherwise required by law, the certificate of incorporation, or these bylaws, the directors shall be elected at an annual meeting of shareholders at which a quorum is present and the persons receiving a plurality of the votes cast at such election shall be elected. Each director so chosen shall hold office until the first annual meeting of shareholders held after his election or until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a shareholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

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     3.3 Change in Number.  No decrease in the number of directors constituting
         ----------------
the entire board of directors shall have the effect of shortening the term of any incumbent director.

     3.4  Removal.  Except as otherwise provided in the certificate of
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incorporation or these bylaws, at any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors; provided, however, that so long as shareholders have the right to cumulate votes in the election of directors pursuant to the certificate of incorporation, if less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

     3.5  Vacancies.  Vacancies and newly-created directorships resulting from
          ---------
any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of shareholders held after his election or until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Except as otherwise provided in these bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

     3.6  Meetings of Directors.  The directors may hold their meetings and may
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have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or

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places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

     3.7  First Meeting.  Each newly elected board of directors may hold its
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first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.

     3.8  Election of Officers.  At the first meeting of the board of directors
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after each annual meeting of shareholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

     3.9  Regular Meetings.  Regular meetings of the board of directors shall be
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held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

     3.10 Special Meetings.  Special meetings of the board of directors shall be
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held whenever called by the Chairman of the Board, the President, or any director.

     3.11 Notice.  The Secretary shall give notice of each special meeting at
          ------
least 24 hours before the meeting to each director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.12 Quorum; Majority Vote.  At all meetings of the board of directors, a
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majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     3.13 Procedure.  At meetings of the board of directors, business shall be
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transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President, if

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he is a director, shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

     3.14 Presumption of Assent.  A director of the Corporation who is present
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at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.15 Compensation.  The board of directors shall have the authority to fix
          ------------
the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                           ARTICLE FOUR: COMMITTEES

     4.1  Designation.  The board of directors may, by resolution adopted by a
          -----------
majority of the entire board of directors, designate one or more committees.

     4.2  Number; Qualification; Term.  Each committee shall consist of one or
          ---------------------------
more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall

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have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation, or these bylaws.

     4.4  Committee Changes; Removal.  The board of directors shall have the
          --------------------------
power at any time to fill vacancies in, to change the membership of, and to remove the members or disband any committee.

     4.5  Alternate Members of Committees.  The board of directors may designate
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one or more directors as alternate members of any committee.  Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     4.6  Regular Meetings.  Regular meetings of any committee may be held
          ----------------
without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.7  Special Meetings.  Special meetings of any committee may be held
          ----------------
whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least one day before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8  Quorum; Majority Vote.  At meetings of any committee, a majority of
          ---------------------
the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation, or these bylaws.

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     4.9  Minutes.  Each committee shall cause minutes of its proceedings to be
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prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     4.10 Compensation.  Committee members may, by resolution of the boarD of
          ------------
directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.11 Responsibility.  The designation of any committee and the delegation
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of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                              ARTICLE FIVE: NOTICE

     5.1  Method.  Whenever by statute, the certificate of incorporation, or
          ------
these bylaws, notice is required to be given to any committee member, director, or shareholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or shareholder at his address as it appears on the books or (in the case of a shareholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to telegram). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     5.2  Waiver.  Whenever any notice is required to be given to any
          ------
shareholder, director, or committee member of the Corporation by statute, the certificate of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a shareholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE SIX: OFFICERS

     6.1  Number; Titles; Term of Office.  The officers of the Corporation shall
          ------------------------------
be a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), a Treasurer, an Assistant Secretary, and an Assistant Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a shareholder or a director of the Corporation or a resident of the State of Delaware, other than the Chairman of the Board, if any, who will be a director.

     6.2  Removal.  Any officer or agent elected or appointed by the board of
          -------
directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3  Vacancies.  Any vacancy occurring in any office of the Corporation (by
          ---------
death, resignation, removal, or otherwise) may be filled by the board of directors.

     6.4  Authority.  Officers shall have such authority and perform such duties
          ---------
in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.5  Compensation.  The compensation, if any, of officers and agents shall
          ------------
be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

     6.6  Chairman of the Board.  The chairman of the board, if a person is
          ---------------------
elected to such office by the board of directors shall preside when present at all meetings of the board of directors and shall advise and counsel the President and other officers of the corporation. If the board of directors provides by resolution, the chairman of the board shall be the chief executive

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

officer of the Corporation and shall have general management of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees or agents of the Corporation, to fix the compensation of officers (unless such power has been withdrawn by resolution of the board of directors), to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. The chairman of the board shall see that all orders and resolutions of the board are carried into effect and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

     6.7  President.  The president shall be the chief operating and
          ---------
administrative officer of the Corporation and, subject to the supervision of the board of directors and the chairman of the board, shall have charge of the actual day to day operations and management of the Corporation and its property with all such powers with respect to such operations and management as may be reasonably incident to such responsibilities. The President shall be the chief executive officer of the Corporation, unless the board of directors by resolution has designated the chairman of the board to be the chief executive officer. If the board of directors has not elected a person to the office of chairman of the board, the president shall exercise all of the powers and discharge all of the duties of the chairman of the board. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board.

     6.8  Vice Presidents.  Each Vice President shall have such powers and
          ---------------
duties as may be assigned to him by the board of directors, the Chief Executive Officer, or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

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

     6.9  Treasurer.  The Treasurer shall have custody of the Corporation's
          ---------
funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer, or the President.

     6.10 Assistant Treasurers.  Each Assistant Treasurer shall have such powers
          --------------------
and duties as may be assigned to him by the board of directors, the Chief Executive Officer, or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.11 Secretary.  Except as otherwise provided in these bylaws, the
          ---------
Secretary shall keep the minutes of all meetings of the board of directors and any committees thereof and of the shareholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board or the President or any other officer authorized by law all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chief Executive Officer, and the President.

     6.12 Assistant Secretaries.  Each Assistant Secretary shall have such
          ---------------------
powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer, or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

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

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS


     7.1  Certificates for Shares.  Certificates for shares of stock of the
          -----------------------
Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2  Replacement of Lost, Stolen or Destroyed Certificates. The board of
          -----------------------------------------------------
directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3  Transfer of Shares.  Shares of stock of the Corporation shall be
          ------------------
transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

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

     7.4  Registered Shareholders.  The Corporation shall be entitled to treat
          -----------------------
the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5  Regulations.  The board of directors shall have the power and
          -----------
authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

     7.6  Legends.  The board of directors shall have the power and authority to
          -------
provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.1  Dividends.  Subject to provisions of law and the certificate of
          ---------
incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     8.2  Books and Records.  The Corporation shall keep correct and complete
          -----------------
books and records of account, shall keep minutes of the proceedings of its shareholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     8.3  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the
          -----------
board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

     8.4  Seal.  The seal of the Corporation shall be such as from time to time
          ----
may be approved by the board of directors.

     8.5  Resignations.  Any committee member or officer may resign by so
          ------------
stating at any meeting of the board of directors. Any director, committee member or officer may resign by giving written notice to the board of directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.6  Securities of Other Corporations.  The Chairman of the Board, the
          --------------------------------
President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.7  Telephone Meetings.  Shareholders (acting for themselves or through a
          ------------------
proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such shareholders, board of directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     8.8  Action Without a Meeting.  Any action required by law, by the
          ------------------------
certificate of incorporation, or by these bylaws to be taken at a meeting of the shareholders, the board of directors, or a committee of the board of directors, or any action which may be taken 'at a meeting of such shareholders, board, or committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed, in the case of shareholder action, by the holders (acting for themselves or through a proxy) of outstanding stock owning not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and, in the case of actions by the board of directors or any committee thereof, by all members of the board of directors or such committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such shareholders, directors, or committee members, as the case may be, and may be stated as such in any articles or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person.

     8.9  Invalid Provisions.  If any part of these bylaws shall be held invalid
          ------------------
or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.10 Mortgages, etc.  With respect to any deed, deed of trust, mortgage, or
          --------------
other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

     8.11 Headings.  The headings used in these bylaws have been inserted for
          --------
administrative convenience only and do not constitute matter to be construed in interpretation.

     8.12 References.  Whenever herein the singular number is used, the same
          ----------
shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

     8.13  Amendments.  These bylaws may be altered, amended, or repealed or new
           ----------
bylaws may be adopted by the shareholders or by the board of directors at any regular meeting of the shareholders or the board of directors or at any special meeting of the shareholders or the board of directors, except as otherwise required by law or the certificate of incorporation, if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

     The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by the sole director of the Corporation as of 2nd January, 1987.

                                /s/ Tod V. Mongan
                                -----------------
                                Tod V. Mongan
                                Secretary